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Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

        We consent to the incorporation by reference in this Registration Statement of Alliant Techsystems Inc. on Form S-3 of our report dated May 26, 2004 (June 1, 2004 as to the change in operating segments described in Note 16), appearing in the Form 8-K dated June 1, 2004 of Alliant Techsystems Inc. for the year ended March 31, 2004, and to the reference to us under the heading "Experts" in the Prospectus, which is part of this Registration Statement.

/s/ Deloitte & Touche LLP

Minneapolis, Minnesota
June 11, 2004

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  Exhibit 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM